UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 2, 2025
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2025, NIKE, Inc. (the “Company”) announced certain organizational changes, including elimination of the President, Consumer, Product & Brand role. As a result of such role elimination, the Company and named executive officer Heidi O’Neill have agreed that, effective as of May 2, 2025 (the “Transition Date”), Ms. O’Neill will cease serving as President, Consumer, Product & Brand and remain a full-time non-executive employee through her separation from the Company on September 5, 2025 (the “Separation Date”).

In connection with the foregoing, on May 2, 2025, the Company and Ms. O’Neill entered into a letter agreement (the “Letter Agreement”) setting forth Ms. O’Neill’s transition and separation dates and providing that her annual base salary and employee benefit plan eligibility will remain unchanged through the Separation Date. The Letter Agreement also confirms that (i) Ms. O’Neill will be retirement eligible and her separation will constitute an involuntary termination without cause (or, as applicable, as a result of a reduction in force) for purposes of her equity awards that are outstanding on the Separation Date and (ii) the Covenant Not to Compete and Non-Disclosure Agreement, effective on or around April 1, 2020 (the “Noncompetition Agreement”), by and between the Company and Ms. O’Neill, will remain in full force and effect pursuant to its terms, and the Restriction Period (as defined in the Noncompetition Agreement) thereunder will commence on the Separation Date, such that Ms. O’Neill will be eligible to receive the benefits payable under the Noncompetition Agreement upon an involuntary termination of employment without cause.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreement, which will be filed in the Form 10-K for the fiscal year ending May 31, 2025 and is incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure
The Company issued a press release on May 5, 2025 announcing certain organizational changes and the transition described in Item 5.02 above, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release is being furnished pursuant to Item 7.01 of Form 8-K and the information included therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Exhibit
99.1	NIKE, Inc. Press Release dated May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	May 5, 2025	By:	/s/ Matthew Friend
Matthew Friend
Executive Vice President and Chief Financial Officer